UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  October 24, 2003

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

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Item 9.  Regulation FD Disclosure

The information in this Item 9 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 9 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On October 24, 2003, Standard Register issued an earnings release announcing its financial results for the third quarter ended September 28, 2003.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 9.

Item 12.  Results of Operations and Financial Condition

The information in this Item 12 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 12 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On October 24, 2003, Standard Register issued an earnings release announcing its financial results for the third quarter ended September 28, 2003.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 12.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: 10-24-03	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

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EXHIBIT 99.1

FOR RELEASE AT 8:00 AM, FRI, OCT 24, 2003

For More Information, Contact:

Standard Register

Laurie Spiegelberg, Corporate Communications,

P.O. Box 1167  ×  Dayton, OH  45401-1167

937.221.1230

937.221.1000  ×  937.221.1486 (fax)

Robert J. Cestelli, Investor Relations,

www.standardregister.com

937.221.1304

Standard Register Reports Third-Quarter Results

And Highlights New Digital Solutions With Microsoft and HP

DAYTON, Ohio (October 24, 2003)--Standard Register (NYSE: SR) today reported results for the 2003 third quarter and nine months ended Sept. 28, 2003.

Revenue in the 2003 third quarter was $222.1 million, down approximately 12 percent from the $252.7 million in the 2002 quarter.  Revenue in the nine-month period was $691.2 million, approximately 10 percent below the $770.3 million reported for the same period of 2002.

“Our financial performance in the quarter continued to be hampered by reduced unit demand and pricing pressure,” said Dennis Rediker, president and chief executive officer.  “However, we are optimistic about the future.  We are getting traction with our sales initiatives.  We have a strong pipeline of opportunities.  And we won several major contracts that will begin to translate into revenue in coming quarters as we work through customer inventories and implementation schedules.  We remain confident in our long-term growth potential and continue to invest in emerging growth opportunities.”

The company’s investments for growth included technology, talent and capabilities to further strengthen sales effectiveness and bolster its digitization and print-on-demand offerings.  During the quarter, Standard Register introduced its ExpeData™ suite of digital information solutions.  This leading-edge offering includes imaging services, intelligent electronic forms solutions, and innovative digital pen and paper technology that automatically converts written input into digital information.  Initial applications of these solutions include drug sample tracking, emergency department triage and other applications where efficient, accurate information capture and business process automation are critical.  Standard Register is working with Microsoft, HP and other leading companies to take these solutions to market.  Other technology initiatives included customer implementations of SMARTworks® 6.0, a new version of Standard Register’s e-procurement and print-management software providing enhanced functionality for one-to-one business communications, digital asset management and business analytics.

“We are focused on helping companies increase efficiency, reduce costs, enhance security and strengthen customer loyalty by effectively capturing, managing and using information in their business processes—whether in paper or digital form,” said Rediker.  “Our solutions further differentiate Standard Register from the competition and position us for long-term growth.  We are funding our initiatives and long-term investments through aggressive cost reductions and asset management, which continue to generate positive operating cash flow and a strong balance sheet.”

The Company reported a net loss of $1.6 million or $0.05 per share for the 2003 third quarter.  These results included restructuring and asset impairment charges equivalent to $0.09 per share, primarily related to ongoing costs from the restructuring that occurred in the second quarter of 2003.  Excluding the charges, earnings were $0.04 per share.  Also negatively affecting earnings were higher pension costs equivalent to $0.08 per share and the impact of lower revenue.  Net income in the 2002 third quarter was $6.3 million or $0.22 per diluted share.

For the 2003 nine-month period, the company reported a net loss of $14.7 million or $0.52 per share.  This compares to net income last year of $28.1 million or $0.99 per diluted share.  The decline in earnings versus the 2002 period is the result of restructuring and impairment charges equivalent to $0.57 per share, higher pension expenses equivalent to $0.23 per share, and the impact of lower revenue partially offset by lower operating expenses and interest expense.

The company’s financial condition remains strong.  Net cash provided by operating activities in the nine-month period totaled $45.8 million after funding $20.0 million in pension plan contributions and $14.6 million in restructuring payments.  In addition, the company paid down debt by $77.6 million.  As of Sept. 28, 2003, net debt was approximately $62.0 million (debt of $125.0 million less cash and short-term investments of $63.0 million), representing 17.6 percent of total capital.

“Due to weak third-quarter revenue and long implementation cycles for new sales, we anticipate that the revenue for the second half of 2003 will fall below revenue in the 2003 first half.  However, with our backlogs up and seeing solid incoming orders thus far in October, we expect fourth-quarter revenue to exceed third-quarter revenue,” Rediker said.  “We will also benefit from cost savings as a result of restructuring actions we took earlier this year.”

Webcast

Standard Register will conduct a webcast about the quarter results at 10 a.m. EST today at www.standardregister.com/investorrelations.   It will also be available for replay thereafter.

About Standard Register

Standard Register is a leading provider of information solutions for healthcare, financial services, insurance, pharmaceutical, manufacturing and other industries.  Its offerings include document management; label solutions; consulting and fulfillment services; and e-business solutions.  Leveraging its deep industry expertise, Six Sigma methodologies and advanced technology, Standard Register helps businesses increase efficiency, reduce costs, enhance security and increase revenue.  Founded in 1912, the company today has annual revenues of approximately $1 billion.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2003 and beyond could differ materially from the Company’s current expectations.    Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.  Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 29, 2002.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

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THE STANDARD REGISTER COMPANY

Third Quarter		STATEMENT OF OPERATIONS	Nine Months Y-T-D
13 Weeks Ended		(In Thousands, except Per Share Amounts)	39 Weeks Ended
28-Sep-03	29-Sep-02		28-Sep-03	29-Sep-02

$222,108	$252,698	TOTAL REVENUE	$691,201	$770,262

137,563	153,977	COST OF SALES	429,047	464,986

84,545	98,721	GROSS MARGIN	262,154	305,276

		COSTS AND EXPENSES
3,887	4,769	Research and Development	13,670	13,090
67,878	68,563	Selling, General and Administrative	208,843	204,965
10,406	12,311	Depreciation and Amortization	35,292	34,180
1,306	-	Asset Impairment	10,851	-
3,234	-	Restructuring	16,206	-

86,711	85,643	TOTAL COSTS AND EXPENSES	284,862	252,235

(2,166)	13,078	(LOSS) INCOME FROM OPERATIONS	(22,708)	53,041

		OTHER INCOME (EXPENSE)
(642)	(3,429)	Interest Expense	(3,276)	(9,941)
118	721	Investment and Other Income	895	2,436
(524)	(2,708)	Total Other Expense	(2,381)	(7,505)

(2,690)	10,370	(LOSS) INCOME BEFORE INCOME TAXES	(25,089)	45,536

(1,136)	4,120	Income Tax (Benefit) Expense	(10,407)	17,427

($1,554)	$6,250	NET (LOSS) INCOME	($14,682)	$28,109

28,350	28,134	Average Number of Shares Outstanding - Basic	28,272	27,923
28,350	28,624	Average Number of Shares Outstanding - Diluted	28,272	28,464

($0.05)	$0.22	(Loss) Income Per Share - Basic	($0.52)	$1.01
($0.05)	$0.22	(Loss) Income Per Share - Diluted	($0.52)	$0.99

$0.23	$0.23	Dividends Paid Per Share	$0.69	$0.69

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BALANCE SHEET
(In Thousands)
	28-Sep-03	29-Dec-02

ASSETS
Cash & Short Term Investments	$63,006	$122,834
Accounts Receivable	131,995	155,930
Inventories	52,102	60,179
Other Current Assets	50,071	53,114
Total Current Assets	297,174	392,057

Plant and Equipment	175,103	206,222
Goodwill and Intangible Assets	69,260	70,812
Deferred Taxes	41,266	40,865
Other Assets	45,082	44,908

Total Assets	$627,885	$754,864

LIABILITIES AND SHAREHOLDERS' EQUITY
Accrued Restructuring Expense	$4,008	$2,437
Other Current Liabilities	89,032	100,003
Deferred Compensation	13,610	12,275
Long-Term Debt	125,000	200,010
Retiree Healthcare	48,910	49,374
Pension Liability	55,642	68,803
Other Long-Term Liabilities	620	2,961
Shareholders' Equity	291,063	319,001

Total Liabilities and Shareholders' Equity	$627,885	$754,864

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